SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  December 28, 2005

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Colorado	000-24541	93-1223466
(State or other jurisdiction of incorporation)	Commission File Number)	I.R.S. Employer Identification No.)

12061 Tejon St. Westminster, Colorado 80234
(Address, including zip code, of principal executive offices)

(303) 457-4345
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements

Corgenix Medical Corporation (the “Company”) entered into agreements on December 28, 2005 to complete two separate private placement financings with certain institutional and other accredited investors.

Sale of Series A Convertible Preferred Stock to Barron Partners, L.P.

The Sale

The first financing was a private placement to Barron Partners, L.P., or Barron, a New York based private partnership, consisting of two million shares of Series A Convertible Preferred Stock.  The shares of Series A Convertible Preferred Stock were sold at $1.00 per share for gross proceeds of $2,000,000.  The shares of preferred stock are convertible initially into 2.8571428571 shares of the Company’s common stock.  In addition, Corgenix issued warrants to Barron to acquire up to an additional 15,000,000 shares of Corgenix common stock, of which 5,000,000 are exercisable at $0.40 per share, 5,000,000 are exercisable at $0.50, and 5,000,000 are exercisable at $0.60. The warrants are exercisable for five years from the date of issuance.

The exercise prices of the warrants, and the conversion rate and price of the shares of preferred stock, are subject to adjustment upon the occurrence of certain specified events, including issuance of additional shares of common stock or subdivision or combining of shares of common stock.

The conversion right as contained in the preferred stock certificate of designations and the exercise rights contained in the warrants provide that a holder will not convert an amount of preferred stock or exercise warrants to the extent that the number of shares held by the holder, when added to the number of shares of common stock beneficially owned by such holder or issuable if the holder exercised one or more of its warrants immediately prior to conversion, would exceed 4.9% of the Company’s issued and outstanding common stock.

The transaction with Barron also included a Registration Rights Agreement in which the Company has agreed to file a registration statement on Form SB-2 covering the shares of common stock issuable upon the exercise of the warrants or the conversion of the preferred stock. If the registration statement is not declared effective or is otherwise ineffective or incomplete on the time schedule cited in the Registration Rights Agreement, the Company shall pay the holders of the preferred stock or warrants liquidated damages in the amount of 30,000 shares of preferred stock.  However, in no event will the Company be required to pay any liquidated damages in an amount exceeding, together with any other adjustments, 14% of the number of shares of preferred stock originally issued to Barron.

Closing Fees and Broker Expenses

At the closing, the Company reimbursed Barron $15,000 for due diligence expenses.  In addition, Ascendiant Securities, LLC acted as a placement agent for the Company. As compensation for its services, the Company will pay to Ascendiant a success fee equal to 8% of the initial gross proceeds ($160,000), which fee would be paid from escrow if and when those funds are released to Corgenix from escrow.  If funds are not released to Corgenix, then no cash fee will be paid to Ascendiant.  If and when the Barron warrants are exercised, then Corgenix would pay Ascendiant 8% of those gross proceeds.  Three warrants were issued to Ascendiant, each for the purchase of up to 552,380 shares, or 8% of the securities issued in the transaction, at $.40, $.50, and $.60 and net exercise rights.

Lock Up Agreements

Certain of the Company’s officers, directors, and significant shareholders entered into Lockup Agreements whereby they agreed not to sell, offer, contract or grant any option to sell, pledge, transfer, establish an open “put equivalent position” or otherwise dispose of their shares of the Company’s common stock, or any securities exchangeable or convertible into common stock, for a period of six months from the effective date of the initial registration statement covering shares of common stock which may be acquired by the investors in connection with the transaction.

Need to Increase Authorized Share Capital

As currently constituted, the Company has 40 million shares of common stock authorized, of which approximately 9.3 million shares are issued and outstanding, and approximately 30.7 million are reserved for issuance to accommodate the exercise or conversion of warrants, options, and convertible debt that is currently outstanding.  If all of the shares of preferred stock and warrants issued to Barron in the recent financing were converted or exercised today, then approximately 20.7 million shares of common stock would be needed to satisfy such activity.

The Company does not currently have enough shares of common stock authorized to satisfy the exercise of the warrants or conversion of the preferred stock issued to Barron.  As a result, the $2,000,000 in gross proceeds from Barron have been placed into an escrow account, and will be released to Corgenix if the shareholders of the Company approve an amendment to the Company’s articles of incorporation increasing the authorized common shares.   To that end, the Company intends to prepare and file a proxy statement pursuant to which it will call promptly a special meeting of the shareholders of the Company to vote upon an amendment to the Articles increasing the number of authorized shares of Common Stock from the current 40 million to 100 million (the “Share Increase Amendment”).  If by July 1, 2006, the Share Increase Amendment has not been adopted or approved by the Company’s shareholders, then the escrow agent would be instructed to return the $2,000,000 in escrow funds to Barron, the preferred stock certificates would be canceled, and the Company would be obligated to pay Barron an amount equal to one percent (1%) of the escrow funds, or $20,000, for each thirty (30) day period during which the funds were held in escrow.  If the Share Increase Amendment is adopted or approved by the Company’s shareholders before July 1, 2006, then the $2,000,000 plus accrued interest would be released to the Company, and the preferred stock certificates would be issued from escrow to Barron.

If the Share Increase Amendment were adopted or approved by the Company’s shareholders, then the Company will immediately reserve and keep available shares of common stock for the purpose of enabling the Company to issue the shares of common stock underlying the preferred stock and warrants issued to Barron.

Use of Proceeds

With the Barron funding described above, if the funds are released from escrow, the Company plans to use the net proceeds, after transaction fees and expenses, for key strategic initiatives, working capital and other general corporate purposes.

Covenants and Share Adjustments

Corgenix granted to Barron the right to participate in any subsequent financings by the Company on a pro rata basis at one hundred percent (100%) of the offering price; provided that any such right to participate shall be effective if and only if the right of first refusal in favor of the Company’s current convertible debt investors has not been exercised.

If the funds in escrow are released to the Company prior to June 30, 2006 due to shareholder approval of the Share Increase Amendment, and if the Company’s EBITDA for the audited fiscal year ended June 30, 2006, as calculated based upon the audited financial statements filed with the Company’s Form 10-KSB filed with the Securities and Exchange Commission, is less than $1,150,000, then the Company must issue to Barron such number of additional shares of preferred stock equal to 2,000,000 multiplied by the percentage by which EBITDA is less than $1,150,000, expressed as a positive number; provided that in no event will the number of additional shares of preferred stock issued due to this EBITDA adjustment exceed 14% of the number of shares of Preferred Stock originally issued to Barron, or 280,000 shares. For example if EBITDA is $920,000 (20% decline) then the Company would issue to Barron an additional 14% (i.e. 280,000) shares of preferred stock; provided that at the time Barron continues to hold all 2,000,000 shares of preferred stock originally issue on the Closing.  EBITDA is defined in the Preferred Stock Purchase Agreement as net income of the Company, before interest, taxes, depreciation, amortization and one time charges, including, but not limited to, loss on the extinguishment of debt.

Board Structure

The Company has agreed to ensure that a majority of the members of the board of directors, and a majority of the compensation and audit committees, are qualified independent directors, as defined by the NASD, within 90 days after December 28, 2005.  If the board fails to meet either the majority board or majority committee requirement, then in each instance the Company will pay to Barron $20,000 for each month during which this requirement has not been met, which may be paid, at the Company’s election, in cash or additional shares of preferred stock.

The foregoing is a summary of the terms of the Barron Preferred Stock Purchase Agreement, the Barron Common Stock Purchase Warrants, the Barron Registration Rights Agreement, the Barron Escrow Agreement, and the Barron Lockup Agreements.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, copies of which are attached hereto and incorporated herein by reference.

Sale of Convertible Promissory Notes

The Sale

The second financing, also completed on December 28, 2005, was a private placement financing with certain institutional and other accredited investors that had previously invested in the Company, including Truk International Fund, LP, Truk Opportunity Fund, LLC and CAMOFI Master LDC (f/k/a DCOFI Master LDC), representing gross proceeds to the Company of $1,363,635.  This financing was made pursuant to the exercise of an additional investment right by such institutional investors that was granted to them pursuant to a financing on substantially similar terms completed on May 19, 2005.

This private placement includes $1,500,000 in aggregate principal amount of Secured Convertible Term Notes due 2008.  Warrants to acquire approximately 3,800,000 shares of the Company’s common stock, at $0.23 per share, were also issued to the investors (the AIR Warrants).

The interest rate on the Secured Convertible Term Notes is the greater of (i) prime rate plus 3% or (ii) 12%, except for the portion of the note proceeds that is held in the restricted cash account, which amount accrues interest at the prime rate. However, (i) if the Company has registered the shares of common stock underlying the Secured Convertible Term Notes and the AIR Warrants, and that registration is declared effective, and (ii) the market price of the common stock for the five consecutive trading days preceding the last business day of each month exceeds the conversion price (as adjusted) by 25%, then the interest rate for the next calendar month is reduced by 25 basis points for each incremental 25% increase in the market price above the fixed conversion price.

Amortizing payments of the principal amount begin on June 1, 2006 and such payments are due on the first day of each month thereafter until the maturity date in December 2008, at which time any outstanding principal shall be due and payable.  Interest payments begin January 1, 2006, and such interest payments are due on the first day of each subsequent month until the principal amount is paid in full.

The Secured Convertible Term Notes may be prepaid, but any prepayment must be 125% of the portion of the principal amount to be prepaid, together with accrued but unpaid interest thereon and any other sums due.  The holders of the Secured Convertible Term Notes may accelerate all sums of principal, interest and other fees then remaining unpaid upon the occurrence of an event of default (as defined in the Secured Convertible Term Notes) beyond any applicable grace period.  In the event of such acceleration, the amount due and owing the holder shall be 125% of the outstanding principal amount (plus accrued and unpaid interest and fees, if any).  As part of the financing terms, a blanket lien filed in connection with the May 19, 2005 financing covering all of the Company’s assets extends to this financing.

The number of shares of common stock to be issued upon conversion of a Secured Convertible Term Note is determined by dividing that portion of the principal amount, interest and fees to be converted by the then applicable conversion price, which is initially set at $0.30.  The conversion price may be adjusted to account for certain events, such as stock splits, combinations, dividends and share issuances below the then current conversion price.

The conversion right as contained in the Secured Convertible Term Notes provides that a holder will not convert an amount of a Note that would be convertible into shares of common stock to the extent that the number of shares held by the holder, when added to the number of shares of common stock beneficially owned by such holder or issuable if the holder exercised one or more of its AIR Warrants immediately prior to conversion, would exceed 4.99% of the Company’s issued and outstanding common stock.

The Company also issued AIR Warrants to acquire approximately 3,800,000 shares of the Company’s common stock.  The AIR Warrants are exercisable for seven years from the date of issuance at an exercise price of $0.23 per share.  The exercise price is also subject to adjustment upon the occurrence of certain specified events, including issuance of additional shares of common stock or subdivision or combining of shares of common stock.

The transaction also included a Registration Rights Agreement in which the Company has agreed to file a registration statement on Form SB-2 covering the shares of common stock issuable upon the exercise of the AIR Warrants and the conversion of the Secured Convertible Term Notes.  If the registration statement is not declared effective or is otherwise ineffective or incomplete on the time schedule cited in the Registration Rights Agreement, the Company shall pay the holders of the Secured Convertible Term Notes or AIR Warrants liquidated damages in the amount of 1.5% of the original principal amount of Secured Convertible Term Notes for each 30-day period that elapses until the registration statement is declared effective.

Lock Up Agreements

Certain officers, directors and significant shareholders entered into Lockup Agreements whereby they agreed not to sell, offer, contract or grant any option to sell, pledge, transfer, establish an open “put equivalent position” or otherwise dispose of their shares of the Company’s common stock, or any securities exchangeable or convertible into common stock, for a period of six months from the effective date of the initial registration statement covering shares of Common Stock which may be acquired by the investors in connection with the transaction.

Authorized Share Capital

The Company currently does not have a sufficient number of shares of authorized shares of common stock to reserve for issuance to accommodate the exercise in full of the AIR Warrants and the conversion in full of the Secured Convertible Term Notes.  The investors may not exercise AIR Warrants or convert Secured Convertible Term Notes to the extent the Company does not have sufficient shares of common stock authorized and reserved for issuance in connection with such securities.  As discussed above, the Company intends to prepare and file a proxy statement to be used to seek stockholder approval of the Share Increase Amendment at a special meeting of its stockholders.

Broker Expenses

Ascendiant also assisted the Company with this financing.  In connection therewith, Ascendiant received a cash commission equal to 10% of the gross cash proceeds received by the Company ($136,363.50) and AIR Warrants to purchase 800,000 shares of the Company’s common stock, which are included in the total issuance of AIR Warrants to purchase 3,800,000 shares of the Company’s common stock discussed above.

The foregoing is a summary of the terms of the Secured Convertible Term Notes, the AIR Warrant, Securities Purchase Agreement, the Registration Rights Agreement, and the Lockup Agreements.  Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of each such agreement, copies of which are attached hereto as Exhibits and incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

 a) Not applicable

b) Not applicable

c) Not applicable

d) Exhibits:                                   3.1  Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock

4.1 Form of Barron Common Stock Purchase Warrant

4.2 Form of Ascendiant Common Stock Purchase Warrant

4.3 Form of Secured Convertible Term Note

4.4 Form of AIR Warrant

10.1 Preferred Stock Purchase Agreement between Barron Partners, L.P. and Corgenix Medical Corporation dated December 28, 2005.

10.2 Registration Rights Agreement between Barron Partners, L.P. and Corgenix Medical Corporation dated December 28, 2005.

10.3  Form of Barron Lockup Letter

10.4 Barron Escrow Agreement between Barron Partners, L.P.; Corgenix Medical Corporation; and Epstein, Becker & Green, P.C. as escrow agent, dated December 28, 2005.

10.5 Securities Purchase Agreement among Truk International Fund, LP, Truk Opportunity Fund, LLC, CAMOFI Master LDC and Corgenix Medical Corporation.

10.6 Registration Rights Agreement among Truk International Fund, LP, Truk Opportunity Fund, LLC, CAMOFI Master LDC and Corgenix Medical Corporation.

10.7 Form of Lockup Letter in connection with Secured Convertible Term Note financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED, this 29th day of December, 2005	Corgenix Medical Corporation

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson, President